UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 19, 2014 (February 18, 2014)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 19, 2014, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fourth quarter and fiscal year ended December 31, 2013. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 18, 2014, the Company also issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.11	April 14, 2014	April 1, 2014
Preference shares - Series A	$0.515625	March 17, 2014	March 1, 2014
Preference shares - Series B	$0.9062500	March 17, 2014	March 1, 2014

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 19, 2014

99.2	Press Release of Maiden Holdings, Ltd., dated February 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 19, 2014

99.2	Press Release of Maiden Holdings, Ltd., dated February 18, 2014.

Exhibit 99.1

Maiden Holdings, Ltd. Announces Record 2013 Annual Net Income Attributable to Common Shareholders of $87.9 Million and Return on Common Equity of 10.5% and Record 2013 Annual Net Operating Earnings(1) of $87.5 million and Operating Return on Common Equity(1) of 10.5%

Highlights for the quarter ended December 31, 2013

•	Annualized operating return on common equity(1) of 11.3% compared to (4.6)% in the fourth quarter of 2012, which was impacted by Superstorm Sandy;

•	Record net operating earnings (1) of $23.3 million, or $0.30 per diluted common share compared with a loss of $10.1 million, or $0.14 per diluted common share in the fourth quarter of 2012;

•
Net premiums written increased 0.7% to $445.9 million for the fourth quarter of 2013 versus the same period last year; excluding the divested property E&S business and National General Quota Share, the underlying growth rate was 21.6%;

•	Combined ratio(11) of 97.3% compared to 103.7% in the fourth quarter of 2012;

•	Net investment income was $25.4 million, an increase of 20.2% compared to the fourth quarter of 2012;

•	Book value per common share(4) of $11.14, down 1.8% versus September 30, 2013 reflecting unrealized bond value movements in the quarter;

•	In October, Maiden issued $165 million of 7.25% mandatory convertible preference shares to support the continuing growth of its reinsurance business; and

•
In November, Maiden issued $152.5 million of 7.75% senior notes due December 1, 2043 in order to pre-fund the repurchase of the Company’s previously outstanding 14% coupon trust preferred securities, which it completed on January 15, 2014.

Highlights for the year ended December 31, 2013

•	Annualized operating return on common equity(1) of 10.5% compared to 5.9% in 2012;

•	Record net operating earnings(1) of $87.5 million, or $1.18 per diluted common share compared with $48.5 million, or $0.66 per diluted common share in 2012;

•
Net premiums written increased 10.3% to $2.1 billion from $1.9 billion the same period last year; excluding the divested property E&S business and National General Quota Share, the underlying growth rate was 21.9%;

•	Combined ratio(11) of 97.5% compared to 99.5% in 2012;

•	Net investment income was $91.4 million, an increase of 12.5% compared to 2012; and

•	Total investments increased 20.8% in 2013 to $3.2 billion.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported fourth quarter 2013 net operating earnings(1) of $23.3 million, or $0.30 per diluted common share compared with a loss of $10.1 million, or $0.14 per diluted common share in the fourth quarter of 2012. Net income attributable to Maiden common shareholders totaled $20.8 million, or $0.27 per diluted common share in the fourth quarter of 2013, compared to a net loss attributable to Maiden common shareholders of $10.3 million or $0.14 per share in the fourth quarter of 2012.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “The strong operating results in the fourth quarter and throughout 2013 reflect a focus on continued underwriting discipline, a significant level of organic growth despite the termination of the NGHC quota share, and steady growth in invested assets. We are gratified by the continued growth in new client relationships as well as the expansion of many existing client relationships, a testament to the Maiden team's strong client focus. Importantly, we believe that Maiden is well positioned for future growth and profitability after completing two strategic capital market transactions in the fourth quarter, as well as the repurchase of all of our outstanding 14% TRUPs in January 2014, which significantly decreases our forward cost of capital in 2014 and beyond. Continued growth in invested assets, a lower cost of capital, the Company's continued focus on operating efficiency and underwriting discipline, and a highly differentiated business model should enable us to further enhance operating performance in 2014 and beyond. The entire Maiden team looks forward to meeting the challenges of 2014 with an emphasis on continuing to provide outstanding support for our clients, while delivering value to our shareholders.”

Results for the quarter ended December 31, 2013

Net operating earnings(1) for the fourth quarter of 2013 were $23.3 million, or $0.30 per diluted common share compared with a loss of $10.1 million, or $0.14 per diluted common share in the comparative quarter in 2012. Net income attributable to Maiden common shareholders was $20.8 million, or $0.27 per diluted common share in the fourth quarter of 2013, compared with a net loss of $10.3 million, or $0.14 per diluted common share in the fourth quarter of 2012.

In the fourth quarter of 2013, net premiums written totaled $445.9 million, an increase of 0.7% compared to the fourth quarter of 2012.  The Diversified Reinsurance segment’s net premiums written were up 24.8% to $173.6 million versus the fourth quarter of 2012. The growth in the Diversified segment’s premium was the result of organic growth of existing client accounts, as well as the addition of new client relationships. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 18.3% to $274.9 million compared to the fourth quarter of 2012 and was driven primarily by continued rate increases in lines of business such as worker’s compensation and new business growth. As of August 1, 2013, Maiden and National General Holdings Corporation (“NGHC”) mutually terminated their quota share reinsurance relationship. In the fourth quarter of 2012 Maiden wrote net premiums of $71.1 million in the NGHC Quota Share. Excluding the divested E&S property business and the terminated NGHC Quota Share, Maiden’s net premiums written in the fourth quarter of 2013 increased 21.6% compared to the fourth quarter of 2012.

Net premiums earned of $491.0 million increased 2.5%, or $11.9 million compared to the fourth quarter of 2012.  Earned premiums decreased 1.7% in the Diversified Reinsurance segment to $188.5 million compared to the fourth quarter of 2012 reflecting underwriting actions taken in 2013 and the sale of the Company's E&S property business. The AmTrust Quota Share Reinsurance segment earned premiums were up 22.8% to $263.8 million compared to the three months ended December 31, 2012. The NGHC Quota Share segment was $38.7 million in the fourth quarter of 2013, down 46.7% compared to the fourth quarter of 2012.

Net investment income of $25.4 million in the fourth quarter of 2013 increased 20.2% compared to the fourth quarter of 2012. Total investments of $3.2 billion increased $545.6 million or 20.8% versus December 31, 2012.  The average yield on the fixed income portfolio (excluding cash) is 3.48% with an average duration of 4.64 years.

Net loss and loss adjustment expenses of $329.8 million were down $35.1 million compared to the fourth quarter of 2012, which was negatively impacted by Superstorm Sandy.  The loss ratio(7) decreased by 8.8 percentage points to 66.8% versus the fourth quarter of 2012.

Commission and other acquisition expenses including general and administrative expenses increased $15.6 million to $151.0 million in the fourth quarter of 2013, compared to the year ago quarter, while the total expense ratio(10) rose to 30.5% in the fourth quarter of 2013 compared with 28.1% in the same quarter last year largely reflecting a change in business mix. General and administrative expenses for the fourth quarter of 2013 totaled $14.5 million compared with $11.2 million in the fourth quarter of 2012. The general and administrative expense ratio(9) increased to 2.9% in the fourth quarter of 2013 versus 2.4% in the fourth quarter of 2012 largely reflecting increased incentive plan funding driven by improved results.

The combined ratio(11) for the fourth quarter of 2013 totaled 97.3% compared with 103.7% in the fourth quarter of 2012.

Total assets increased 13.9% to $4.7 billion at December 31, 2013 compared to $4.1 billion at year-end 2012.   Shareholders' equity was $1.1 billion, up 10.7% compared to December 31, 2012. Book value per common share was $11.14 at the end of the fourth quarter of 2013 or 1.8% lower than at September 30, 2013.

During the fourth quarter of 2013, the Board of Directors declared dividends of $0.11 per common share, $0.515625 per Series A preference share and $0.745139 per Series B preference share.

Results for the year ended December 31, 2013

Net income attributable to Maiden common shareholders for the year ended December 31, 2013 was $87.9 million compared to net income of $46.5 million in 2012. Net operating earnings(1) for 2013 were $87.5 million, or $1.18 per diluted common share compared to $48.5 million or $0.66 per diluted common share in 2012.  Annualized operating return on common equity(1) for the year ended December 31, 2013 was 10.5% compared to 5.9% for 2012.

Net premiums written rose 10.3%, or $195.0 million to $2.1 billion in 2013 compared to 2012.  In 2013, net premiums written in the Diversified Reinsurance segment of $761.8 million were 0.5% lower than in 2012. Excluding the divested E&S property business, Diversified Reinsurance segment premium grew by 2.4% over 2012. Net premiums written for the AmTrust Quota Share Reinsurance segment were $1.2 billion, up 39.2% compared to 2012.  Net premiums written for the NGHC Quota Share were $164.6 million in 2013, which is 44.3% lower than the $295.6 million written in 2012. Excluding the divested E&S property business and the terminated NGHC Quota Share, Maiden’s net premiums written increased 21.9% in 2013 compared to 2012.

Net premiums earned in 2013 were $2.0 billion, an increase of 10.9% or $197.1 million compared to 2012.  Net premiums earned in the Diversified Reinsurance segment were down 4.2% to $762.1 million for 2013 compared to the same period in 2012. The AmTrust Quota Share Reinsurance segment net premiums earned of $988.9 million increased 35.9% in 2013 compared to 2012. The NGHC Quota Share segment net premiums earned totaled $249.9 million in 2013, down 11% compared to 2012.

Net investment income in 2013 was $91.4 million, up 12.5% compared to the same period in 2012. The year-over-year growth in net investment income resulted from an increase in total investments, which grew by 20.8% at the end of 2013 compared to the end of 2012.

Net loss and loss adjustment expenses for 2013 were $1.3 billion, up $87.3 million compared to the same period in 2012.  The loss ratio(7) decreased 2.5 percentage points to 67.0% versus 69.5% in 2012.

The combined ratio(11) for 2013 was 97.5%, which improved 2.0 percentage points compared to the combined ratio(11) for 2012 of 99.5%. These results include a general and administrative expense ratio(9) of 2.9% for 2013 and 2012.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10)(11) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 53223860
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:30 a.m. ET on February 20, 2014 through midnight on February 27, 2014. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 53223860; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2013, Maiden had $4.7 billion in assets and shareholders' equity of $1.1 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars (000's), except per share data)

	December 31, 2013	December 31, 2012
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2013: $3,127,792; 2012: $2,475,202)	$3,162,067	$2,618,697
Other investments, at fair value (Cost 2013: $4,522; 2012: $2,599)	5,092	2,901
Total investments	3,167,159	2,621,598
Cash and cash equivalents	139,833	81,543
Restricted cash and cash equivalents	77,360	132,327
Accrued investment income	25,238	21,007
Reinsurance balances receivable, net	560,145	522,614
Prepaid reinsurance premiums	39,186	38,725
Reinsurance recoverable on unpaid losses	84,036	110,858
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	304,908	270,669
Goodwill and intangible assets, net	90,613	94,393
Other assets	56,926	76,454
Total assets	$4,713,379	$4,138,163
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,957,835	$1,740,281
Unearned premiums	1,034,754	936,497
Accrued expenses and other liabilities	110,114	111,957
Senior notes	360,000	207,500
Junior subordinated debt	126,381	126,317
Total liabilities	3,589,084	3,122,552
Commitments and Contingencies
EQUITY
Preference shares	315,000	150,000
Common shares	736	733
Additional paid-in capital	574,522	575,869
Accumulated other comprehensive income	25,784	141,130
Retained earnings	211,602	151,308
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	1,123,843	1,015,239
Noncontrolling interest in subsidiaries	452	372
Total equity	1,124,295	1,015,611
Total liabilities and equity	$4,713,379	$4,138,163

Book value per common share (4)	$11.14	$11.96

Common shares outstanding	72,633,561	72,343,947

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Gross premiums written	$462,067	$464,037	$2,204,159	$2,000,992

Net premiums written	$445,875	$442,645	$2,096,301	$1,901,285
Change in unearned premiums	45,171	36,550	(95,414)	(97,505)
Net premiums earned	491,046	479,195	2,000,887	1,803,780
Other insurance revenue	2,966	3,240	14,232	12,890
Net investment income	25,375	21,116	91,352	81,188
Net realized (losses) gains on investment	(122)	1,071	3,585	1,907
Total revenues	519,265	504,622	2,110,056	1,899,765
Expenses:
Net loss and loss adjustment expenses	329,759	364,850	1,349,630	1,262,348
Commission and other acquisition expenses	136,482	124,187	556,578	492,031
General and administrative expenses	14,498	11,187	58,661	53,804
Total expenses	480,739	500,224	1,964,869	1,808,183

Income from operations (2)	38,526	4,398	145,187	91,582

Other expenses
Interest and amortization expenses	(10,786)	(9,569)	(39,497)	(36,384)
Amortization of intangible assets	(945)	(1,091)	(3,780)	(4,362)
Foreign exchange and other gains	236	320	2,809	1,638
Total other expenses	(11,495)	(10,340)	(40,468)	(39,108)

Income (loss) before income taxes	27,031	(5,942)	104,719	52,474
Income taxes:
Current tax expense	217	140	873	1,020
Deferred tax expense	429	575	990	1,193
Income tax expense	646	715	1,863	2,213
Net income (loss)	26,385	(6,657)	102,856	50,261
Less: income attributable to noncontrolling interest	(26)	(26)	(121)	(107)
Net income (loss) attributable to Maiden	26,359	(6,683)	102,735	50,154
Dividends on preference shares	(5,553)	(3,644)	(14,834)	(3,644)
Net income (loss) attributable to Maiden common shareholders	$20,806	$(10,327)	$87,901	$46,510
Net operating earnings (loss) attributable to Maiden common shareholders (1)	$23,281	$(10,052)	$87,492	$48,520

Basic earnings (loss) per common share attributable to Maiden shareholders (6)	$0.29	$(0.14)	$1.21	$0.64
Diluted earnings (loss) per common share attributable to Maiden shareholders (6)	$0.27	$(0.14)	$1.18	$0.64
Basic operating earnings (loss) per common share attributable to Maiden shareholders (6)	$0.32	$(0.14)	$1.21	$0.67
Diluted operating earnings (loss) per common share attributable to Maiden shareholders (6)	$0.30	$(0.14)	$1.18	$0.66

Dividends declared per common share	$0.11	$0.09	$0.38	$0.33

Weighted average number of common shares - basic	72,615,033	72,296,708	72,510,361	72,263,022
Adjusted weighted average number of common shares and assumed conversions - diluted	84,521,981	73,154,424	76,417,839	73,105,531

Net loss and loss adjustment expense ratio (7)	66.8%	75.6%	67.0%	69.5%
Commission and other acquisition expense ratio (8)	27.6%	25.7%	27.6%	27.1%
General and administrative expense ratio (9)	2.9%	2.4%	2.9%	2.9%
Expense ratio (10)	30.5%	28.1%	30.5%	30.0%
Combined ratio (11)	97.3%	103.7%	97.5%	99.5%
Annualized return on common equity	10.1%	(4.7)%	10.5%	5.7%
Annualized operating return on common equity	11.3%	(4.6)%	10.5%	5.9%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Reconciliation of net income (loss) attributable to Maiden common shareholders to net operating earnings:
Net income (loss) attributable to Maiden common shareholders	$20,806	$(10,327)	$87,901	$46,510
Add (subtract)
Net realized losses (gains) on investment	122	(1,071)	(3,585)	(1,907)
Foreign exchange and other gains	(236)	(320)	(2,809)	(1,638)
Amortization of intangible assets	945	1,091	3,780	4,362
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	1,215	—	1,215	—
Non-cash deferred tax expense	429	575	990	1,193
Net operating earnings (loss) attributable to Maiden common shareholders (1)	$23,281	$(10,052)	$87,492	$48,520

Operating earnings (loss) per common share attributable to Maiden shareholders:
Basic earnings (loss) per common share attributable to Maiden shareholders (6)	$0.32	$(0.14)	$1.21	$0.67
Diluted earnings (loss) per common share attributable to Maiden shareholders (6)	$0.30	$(0.14)	$1.18	$0.66

Reconciliation of net income (loss) attributable to Maiden to income from operations:
Net income (loss) attributable to Maiden	$26,359	$(6,683)	$102,735	$50,154
Add (subtract)
Foreign exchange and other gains	(236)	(320)	(2,809)	(1,638)
Amortization of intangible assets	945	1,091	3,780	4,362
Interest and amortization expenses	10,786	9,569	39,497	36,384
Income tax expense	646	715	1,863	2,213
Income attributable to noncontrolling interest	26	26	121	107
Income from operations (2)	$38,526	$4,398	$145,187	$91,582

	December 31, 2013	December 31, 2012
Investable assets:
Total investments	$3,167,159	$2,621,598
Cash and cash equivalents	139,833	81,543
Restricted cash and cash equivalents	77,360	132,327
Funds withheld (3)	—	26,494
Loan to related party	167,975	167,975
Total investable assets (3)	$3,552,327	$3,029,937

	December 31, 2013	December 31, 2012
Capital:
Senior notes	$360,000	$207,500
Junior subordinated debt	126,381	126,317
Total Maiden shareholders' equity	1,123,843	1,015,239
Total capital (5)	$1,610,224	$1,349,056

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity less the preference shares by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

(6) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended December 31, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$173,609	$274,932	$(2,666)	$445,875
Net premiums earned	$188,512	$263,800	$38,734	$491,046
Other insurance revenue	2,966	—	—	2,966
Net loss and loss adjustment expenses	(129,861)	(173,779)	(26,119)	(329,759)
Commission and other acquisition expenses	(45,911)	(78,360)	(12,211)	(136,482)
General and administrative expenses	(10,692)	(494)	(177)	(11,363)
Underwriting income	$5,014	$11,167	$227	16,408
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized losses on investment				25,253
Amortization of intangible assets				(945)
Foreign exchange and other gains				236
Interest and amortization expenses				(10,786)
Other general and administrative expenses				(3,135)
Income tax expense				(646)
Income attributable to noncontrolling interest				(26)
Dividends on preference shares				(5,553)
Net income attributable to Maiden common shareholders				$20,806

Net loss and loss adjustment expense ratio (7)	67.8%	65.9%	67.4%	66.8%
Commission and other acquisition expense ratio (8)	24.0%	29.7%	31.5%	27.6%
General and administrative expense ratio (9)	5.6%	0.2%	0.5%	2.9%
Combined ratio (11)	97.4%	95.8%	99.4%	97.3%

For the Three Months Ended December 31, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$139,073	$232,444	$71,128	$442,645
Net premiums earned	$191,728	$214,793	$72,674	$479,195
Other insurance revenue	3,240	—	—	3,240
Net loss and loss adjustment expenses	(171,533)	(144,080)	(49,237)	(364,850)
Commission and other acquisition expenses	(43,314)	(58,262)	(22,611)	(124,187)
General and administrative expenses	(9,102)	(505)	(171)	(9,778)
Underwriting (loss) income	$(28,981)	$11,946	$655	(16,380)
Reconciliation to net loss attributable to Maiden common shareholders
Net investment income and realized gains on investment				22,187
Amortization of intangible assets				(1,091)
Foreign exchange gains				320
Interest and amortization expenses				(9,569)
Other general and administrative expenses				(1,409)
Income tax expense				(715)
Income attributable to noncontrolling interest				(26)
Dividends on preference shares				(3,644)
Net loss attributable to Maiden common shareholders				$(10,327)

Net loss and loss adjustment expense ratio (7)	88.0%	67.1%	67.8%	75.6%
Commission and other acquisition expense ratio (8)	22.2%	27.1%	31.1%	25.7%
General and administrative expense ratio (9)	4.7%	0.2%	0.2%	2.4%
Combined ratio (11)	114.9%	94.4%	99.1%	103.7%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Year Ended December 31, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$761,773	$1,169,961	$164,567	$2,096,301
Net premiums earned	$762,063	$988,900	$249,924	$2,000,887
Other insurance revenue	14,232	—	—	14,232
Net loss and loss adjustment expenses	(528,541)	(652,561)	(168,528)	(1,349,630)
Commission and other acquisition expenses	(186,788)	(291,559)	(78,231)	(556,578)
General and administrative expenses	(42,331)	(1,992)	(707)	(45,030)
Underwriting income	$18,635	$42,788	$2,458	63,881
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				94,937
Amortization of intangible assets				(3,780)
Foreign exchange and other gains				2,809
Interest and amortization expenses				(39,497)
Other general and administrative expenses				(13,631)
Income tax expense				(1,863)
Income attributable to noncontrolling interest				(121)
Dividends on preference shares				(14,834)
Net income attributable to Maiden common shareholders				$87,901

Net loss and loss adjustment expense ratio (7)	68.1%	66.0%	67.4%	67.0%
Commission and other acquisition expense ratio (8)	24.1%	29.5%	31.3%	27.6%
General and administrative expense ratio (9)	5.4%	0.2%	0.3%	2.9%
Combined ratio (11)	97.6%	95.7%	99.0%	97.5%

For the Year Ended December 31, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$765,293	$840,346	$295,646	$1,901,285
Net premiums earned	$795,341	$727,781	$280,658	$1,803,780
Other insurance revenue	12,890	—	—	12,890
Net loss and loss adjustment expenses	(583,970)	(494,633)	(183,745)	(1,262,348)
Commission and other acquisition expenses	(203,209)	(200,546)	(88,276)	(492,031)
General and administrative expenses	(40,951)	(1,949)	(737)	(43,637)
Underwriting (loss) income	$(19,899)	$30,653	$7,900	18,654
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				83,095
Amortization of intangible assets				(4,362)
Foreign exchange gains				1,638
Interest and amortization expenses				(36,384)
Other general and administrative expenses				(10,167)
Income tax expense				(2,213)
Income attributable to noncontrolling interest				(107)
Dividends on preference shares				(3,644)
Net income attributable to Maiden common shareholders				$46,510

Net loss and loss adjustment expense ratio (7)	72.3%	68.0%	65.5%	69.5%
Commission and other acquisition expense ratio (8)	25.1%	27.6%	31.5%	27.1%
General and administrative expense ratio (9)	5.1%	0.2%	0.2%	2.9%
Combined ratio (11)	102.5%	95.8%	97.2%	99.5%

(7) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue
(10) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(11) Calculated by adding together the net loss and loss adjustment expense ratio, the commission and other acquisition expense ratio and the general and administrative expense ratio.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares
HAMILTON, Bermuda, February 18, 2014 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share of common stock. The dividend will be payable on April 14, 2014 to shareholders of record as of April 1, 2014.
Maiden’s Board of Directors also approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on March 17, 2014 to shareholders of record as of March 1, 2014.
Additionally, Maiden’s Board of Directors approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share. The dividend will be payable on March 17, 2014 to shareholders of record as of March 1, 2014.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $973.5 million.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm